Exhibit 99.01

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is entered into as of this 11th day of January 2006, by and between SoftNet Technology Corp., a Nevada corporation (“Acquirer”) and Inspara, Inc., a Delaware corporation (“Target”).

RECITALS

          A.     The parties intend that, subject to the terms and conditions hereinafter set forth, Target merge with and into Acquirer in a statutory merger (the “Merger”), with Acquirer to be the surviving corporation, all pursuant to the terms and conditions of this Agreement and a Certificate of Merger substantially in the form of Exhibit A (the “Certificate of Merger”) and the applicable provisions of the laws of the States of Delaware and Nevada.  Upon the effectiveness of the Merger, all outstanding capital stock of Target (“Target Stock”) will be converted into capital stock of Acquirer (“Acquirer Stock”).

          B.     The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

          C.     The Board of Directors of Target (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Target and advisable and fair to, and in the best interests of, Target and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Target adopt and approve this Agreement and approve the Merger.

          In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

          1.       PLAN OF REORGANIZATION

                    1.1     The Merger.  Subject to the terms and conditions of this Agreement, Target will be merged with and into Acquirer pursuant to this Agreement and the Certificate of Merger and in accordance with applicable provisions of the laws of the States of Delaware and Nevada as follows:

                              1.1.1     Conversion of Shares.  Each share of Target’s ordinary common stock, Class A Common Stock and Class B Common Stock, $0.001 par value (“Target Common Stock”) issued and outstanding immediately prior to the filing of the Certificate of Merger with the Secretaries of State of the States of Delaware and Nevada (the “Effective Time”), other than shares, if any, for which dissenters rights have been or will be perfected in compliance with applicable law, and except for shares cancelled pursuant to Section 1.3 hereof, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive 2.833 (the “Applicable Number”) of fully paid and nonassessable share of Acquirer Common Stock, $0.001 par value (“Acquirer Common Stock”).

The Applicable Number is based upon the conversion of all of the Target Common Stock into a total of 49,890,424 shares of Acquirer Common Stock.

                              1.1.2     Adjustments for Capital Changes.  If prior to the Merger Acquirer or Target recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of Acquirer Stock into which the Target shares are to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of the Target shares and the holders of Acquirer shares.

                              1.1.3     Dissenting Shares.  Holders of shares of Target Stock who have complied with all requirements for perfecting shareholders’ dissenting rights, as set forth in Section 252 of the Delaware General Corporation Law (“Delaware Law”), shall be entitled to their rights under the Delaware Law with respect to such shares (“Dissenting Shares” and holders of such shares are referred to herein as “Dissenting Shareholders”).

                    1.2     Fractional Shares.  No fractional shares of Acquirer Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Target Stock who would otherwise be entitled to receive a fraction of a share of Acquirer Stock will receive from Acquirer, promptly after the Effective Time, an amount of cash equal to $0.09 per share, multiplied by the fraction of a share of Acquirer Common Stock to which such holder would otherwise be entitled.

                    1.3     Effects of the Merger.  At the Effective Time:  (a) the separate existence of Target will cease and Target will be merged with and into Acquirer and Acquirer will be the surviving corporation, pursuant to the terms of the Certificate of Merger, (b) the Certificate of Incorporation and Bylaws of Acquirer will be the Certificate of Incorporation and Bylaws of the surviving corporation, (c) each share of Acquirer Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the surviving corporation, (d) the Board of Directors and officers of Acquirer will remain unchanged except that Kevin Holt shall will become a Director and Chief Executive Officer of Acquirer effective as of the date that is six (6) months after the Closing Date, (e) each share of Target Stock outstanding immediately prior to the Effective Time will be converted as provided in Sections 1.1 and 1.2; (f) each share of Target Common Stock held by Target or owned by Acquirer or any direct or indirect wholly-owned subsidiary of Target or of Acquirer immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and (g) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

                    1.4     Further Assurances.  Target agrees that if, at any time after the Effective Time, Acquirer considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Acquirer title to any property or rights of Target, Acquirer and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Acquirer and otherwise to carry out the purpose of this Agreement, in the name of Target or otherwise.

                    1.5     Securities Law Issues.  Based in part on the representations of the Target Shareholders made in the Investment Representation Letters as described in Section 4.14.2 below, Acquirer Stock to be issued in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 under Regulation D promulgated under the Securities Act and applicable state securities laws.

                    1.6     Tax Free Reorganization.  The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code.  The parties believe that the value of the Acquirer Stock to be received in the Merger is equal, in each instance, to the value of the Target Stock to be surrendered in exchange therefor.  Acquirer Stock issued in the Merger will be issued solely in exchange for the Target Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Target Stock.  Except for cash paid in lieu of fractional shares or for Dissenting Shares, no consideration that could constitute “other property” within the meaning of Section 356 of the Code is being paid by Acquirer for the Target Stock in the Merger.  The parties shall not take a position on any tax returns inconsistent with this Section 1.6.  In addition, Acquirer represents now, and as of the Closing Date, that it presently intends to continue Target’s historic business or use a significant portion of Target’s business assets in a business.  The provisions and representations contained or referred to in this Section 1.6 shall survive until the expiration of the applicable statute of limitations.

          2.       REPRESENTATIONS AND WARRANTIES OF TARGET

          Target hereby represents and warrants that, except as set forth on the Target Schedule of Exceptions (the “Schedule of Exceptions”) delivered to Acquirer herewith as Exhibit B, which may be updated to reflect immaterial changes that occur after signing and prior to the Closing.

                    2.1     Organization and Good Standing.  Target and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction listed on Schedule 2.1.  Except as listed on Schedule 2.1, Target does not own or lease any real property, has no employees and does not maintain a place of business in any foreign country or in any state of the United States other than the State of New Jersey.

                    2.2     Power, Authorization and Validity.

                              2.2.1     Power and Capacity.  Target has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Target is or will be a party that are required to be executed pursuant to this Agreement (the “Target Ancillary Agreements”).  The execution, delivery and performance of this

Agreement and the Target Ancillary Agreements have been duly and validly approved and authorized by Target’s Board of Directors as required by applicable law and Target’s certificate of incorporation and bylaws.

                              2.2.2     No Filings.  No filing, authorization or approval, governmental or otherwise, is necessary to enable Target to enter into, and to perform its obligations under, this Agreement and the Target Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Delaware and Nevada Secretaries of State, and the filing of appropriate documents with the relevant authorities of other states in which Target is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, (c) the approval of the Target Shareholders of the transactions contemplated hereby; and (d) consents required under contracts disclosed in Schedule 2.5 as exceptions to the representation made in the last sentence of Section 2.5 below.

                              2.2.3     Binding Obligation.  Subject to approval of this Agreement and the Merger by the shareholders of Target, this Agreement and the Target Ancillary Agreements are, or when executed by Target will be, valid and binding obligations of Target enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware and Nevada Secretaries of State.

                    2.3     Capitalization.

                              2.3.1     Authorized and Outstanding Capital Stock.  The authorized capital stock of Target consists of 75,000,000 shares of Common Stock, $0.001 par value, of which 50,000,000 shares are classified as ordinary common, and 25,000,000 are classified as Class A Common.  There are 14,661,139 shares of ordinary common stock issued and outstanding, and 2,657,996 shares of Class A Common Stock issued and outstanding.  The Target currently intends to authorize the issuance of an additional class of common stock to be called Class B Common Stock, and plans to issue 291,000 shares of Class B Common Stock.  Each of the Target Shareholders holds good and marketable title to such Target Stock, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than normal restrictions on transfer under applicable federal and state securities laws).  All issued and outstanding shares of Target Stock have been duly authorized and were validly issued, are fully paid and nonassessable, are not subject to any right of rescission, are not subject to preemptive rights by statute, the Certificate of Incorporation or Bylaws of Target, or any agreement or document to which Target is a party or by which it is bound and have been offered, issued, sold and delivered by Target in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Target is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.  There is no liability for dividends accrued but unpaid with respect to Target’s outstanding securities.

                              2.3.2     Options/Rights.  No shares of Target Common Stock are reserved and authorized for issuance pursuant to any stock option, equity incentive, restricted stock purchase or other similar plan.  There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Target’s authorized but unissued capital stock or any securities or debt convertible into or exchangeable for shares of Target’s capital stock or obligating Target to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement.

                    2.4     Subsidiaries.  Except for the subsidiaries of Target listed on Schedule 2.4 (collectively the “Subsidiaries” and each a “Subsidiary”), each of which is wholly-owned by Target, Target does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

                    2.5     No Violation of Existing Agreements.  Neither the execution and delivery of this Agreement or any Target Ancillary Agreement nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Target or any Subsidiary, as currently in effect, (b) in any material respect, any material instrument or contract to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Target or any Subsidiary or their respective assets or properties.  The consummation of the Merger and the transfer to Acquirer of all material rights, licenses, franchises, leases and agreements of Target and each Subsidiary will not require the consent of any third party.

                    2.6     Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its assets or properties or any of its officers or directors (in their capacities as such); further, to Target’s knowledge, there is no basis for any such action or suit, that could reasonably be expected, if resolved adversely to Target, to (i) materially impair the operations of Target as currently conducted, (ii) materially impair the ability of the Target to perform its obligations under this Agreement, or (iii) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement.  There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or have an adverse effect on Target.  There is no litigation (including arbitrations) by Target which is pending against any other individual, corporation, partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Entity (any such individual or entity hereinafter referred to as a “Person”).  To Target’s knowledge, there is no basis for any Person to assert a claim against Target based upon Target’s entering into this Agreement or consummating the Merger or any of the transactions contemplated by this Agreement.

                    2.7     Target Financial Statements.  Target has delivered to Acquirer as Schedule 2.7 Target’s and its subsidiaries consolidated unaudited balance sheets as of September

30, 2005 (the “Balance Sheet Date”) and as of December 31, 2004 (the “Balance Sheets”) and income statement and statement of cash flows for the nine months and the year then ended (collectively the “Financial Statements”).  The Financial Statements (a) are in accordance with the books and records of Target and its subsidiaries, (b) fairly present the financial condition of Target and its subsidiaries at the date therein indicated and the results of operations for the period therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.  Target has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements, except for those that may have been incurred after the date of the Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

                    2.8     Taxes.

                              2.8.1     For the purposes of this Agreement, “Tax” or “Taxes” refers (i) to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity, and (iii) any liability for amounts described in clause (i) of this Section as a result of being a member of an affiliated, consolidated, combined or unitary group.

                              2.8.2     Target and its Subsidiaries have duly and timely filed or caused to be filed all Federal, state, local and foreign Tax returns, statements, reports and forms (“Returns”) required to be filed by Target and its Subsidiaries and will duly and timely file or cause to be filed all such applicable Returns required to be filed by Target and its Subsidiaries prior to the Effective Time (taking into account any extensions to the due date to which Target and its Subsidiaries may be entitled) which relate to Target and its Subsidiaries or with respect to which Target and its Subsidiaries are liable or otherwise in any way subject.  Such returns (A) are and will be complete and accurate in all material respects and in accordance with all legal requirements applicable thereto, except to the extent a reserve for Taxes has been properly accrued, charged or established by Target and its Subsidiaries on the Financial Statements, and (B) as of the time of filing, correctly reflected or will correctly reflect the facts regarding the income, business assets, operations, activities, status or other matters of Target and its Subsidiaries required to be shown thereon, except to the extent a reserve for Taxes has been properly accrued, charged or established by Target on the Financial Statements.

                              2.8.3     Target and its Subsidiaries have paid or will pay, when due (taking into account any extensions to the due date to which Target and its Subsidiaries may be entitled), all Taxes required to be paid whether or not shown to be due on any Return (except to the extent a reserve for Taxes has been properly accrued, charged or established by Target and its Subsidiaries on the Financial Statements), except such Taxes which are not, individually or in the aggregate, material to Target and its Subsidiaries; and properly accrued, charged or established adequate reserves on the Financial Statements for all unpaid Taxes arising in respect of any fiscal year of Target and its Subsidiaries.  Target and its Subsidiaries are not delinquent in the payment of any Taxes that would result in the imposition of any charge, lien, encumbrance or adverse claim of any kind whatsoever on Target and its Subsidiaries, their properties or assets or the capital stock of Target.  Target and its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.  No material amount of taxable income or liability for Taxes has been realized or incurred (or prior to and including the Effective Time will be realized or incurred) since the date of the Financial Statements other than in the ordinary course of business.

                              2.8.4     There are no ongoing audits or examinations of any of the Returns of Target and its Subsidiaries and neither Target nor its Subsidiaries have been notified, formally or informally, by any taxing authority that any such audit or examination is contemplated or pending.  There are no claims, investigations, actions or proceedings pending or, to the knowledge of Target, threatened against Target and its Subsidiaries by any taxing authority for any past due Taxes with respect to which Target and its Subsidiaries would be individually or severally liable.  Target has not waived any applicable statute of limitations nor consented to the extension of the time for the assessment of any Tax against Target.

                              2.8.5     Target has not entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense to Target pursuant to Section 280G of the Code.

                    2.9     Title to Properties.  Target has good and marketable title to all of its assets as shown on the Balance Sheet dated September 30, 2005, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable).  All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted and there is no deferred maintenance requirements on any such assets which would require any expenditure of $25,000 or more.  All leases of real or personal property to which Target or any Subsidiary is a party are fully effective and afford Target or the Subsidiary peaceful and undisturbed possession of the subject matter of the lease.  Neither Target nor any Subsidiary is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which would have a material adverse effect (as defined in Section 11.1) on its business, or has received any notice of violation with which it has not complied.

                    2.10     Absence of Certain Changes.  Except as set forth on Schedule 2.10 in the Target Schedule of Exceptions, since the Balance Sheet Date Target has conducted its business only in the ordinary course consistent with past practice and there has not occurred any:

                              2.10.1     expenditure, transaction or commitment by Target and its Subsidiaries exceeding $10,000 individually or $50,000 in the aggregate;

                              2.10.2     incurring or guaranteeing of indebtedness, or any amendment of the terms of any outstanding loan agreement, by Target;

                              2.10.3     material change by Target in its accounting methods, principles or practices;

                              2.10.4     declaration, setting aside or payment of any dividend or distribution in respect of Target Stock, any redemption, purchase or other acquisition of any of Target’s securities, or any other payments to holders of Target’s securities;

                              2.10.5     increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Target;

                              2.10.6     issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto;

                              2.10.7     amendment to Target’s Certificate of Incorporation or Bylaws;

                              2.10.8     other than in the ordinary course of business consistent with past practice, any (i) purchase, sale, assignment or transfer of any material assets, (ii) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a material adverse effect, or (iii) waiver of any rights of material value or cancellation or any material debts or claims;

                              2.10.9     any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Target;

                              2.10.10     any material adverse effect;

                              2.10.11     any event that could reasonably be expected to prevent or delay the performance of Target’s obligations pursuant to this Agreement and the consummation of the Merger by Target; or

                              2.10.12     any agreement by Target to do any of the things described in the preceding Sections 2.10.1 through 2.10.11.

                    2.11     Intellectual Property.   “Intellectual Property Rights” means, collectively, all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, databases, software source code and object code, algorithms, net lists, architectures, structures, technology, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing, embodying or relating to any of the foregoing, including manuals, programmers’ notes, memoranda and records.

                              2.11.1     Target (i) owns and has independently developed or (ii) has the valid right or license to all Intellectual Property Rights used in the conduct of the Target’s business (such Intellectual Property Rights being collectively referred to as “Target IP Rights”).  Such Target IP Rights are sufficient for the conduct of Target’s business, and the consummation of the Merger and the other transactions contemplated by this Agreement will not result in any termination or other material restriction being imposed on any such rights.  “Target-Owned IP Rights” means Target IP Rights that are owned or exclusively licensed to Target, and “Target-Licensed IP Rights” means Target IP Rights that are not Target-Owned IP Rights.

                              2.11.2     Target IP Rights are free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Merger and the other transactions contemplated hereby will, in accordance with their terms:  (i) constitute a material breach of or default under any Material Contract (as defined in Section 2.19 below) governing any Target IP Right; (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Target IP Right; or (iii) materially impair the right of Target or Acquirer upon the consummation of the Merger to use, possess, sell or license any Target IP Right or portion thereof.  There are no royalties, honoraria, fees or other payments payable by Target to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license‑in, sale, marketing, advertising or disposition of any Target IP Rights by Target and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

                              2.11.3     The use, reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Target IP Rights, product, work, technology or process as now used or offered by Target does not: (i) infringe on any Intellectual Property Rights (other than any patent, trademarks, service mark or trade names) of any Person, anywhere in the world; or (ii) to Target’s knowledge, infringe on any patent, trademarks, service mark or trade names, of any Person, anywhere in the world.  Target has not received written notice of any pending or threatened claims (i) challenging the validity, effectiveness or ownership by Target of any Target IP Rights; or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in Target IP Rights by Target or its agents or use by its customers infringes or will infringe on or misappropriate any Intellectual Property Rights or other proprietary or personal right of any Person.  No such claims have been threatened in writing by any Person, nor to Target’s knowledge, are there any valid grounds for any bona fide claim of any such kind. To the knowledge of Target, there is no unauthorized use, infringement or misappropriation of any Target IP Rights by any third party, employee or former employee.

                              2.11.4     Target has taken all reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of Target confidential information and to preserve and maintain all of Target’s interests and proprietary rights in Target IP Rights.  Except as set forth on Schedule 2.11.4 of the Disclosure Schedules, all employees, consultants and contractors, who have contributed to or participated in the conception and development of Target IP Rights on behalf of Target, have executed nondisclosure agreements and either (i) have been a party to an agreement with Target in accordance with applicable federal and state law that accords Target full, effective, exclusive and original ownership of all tangible and intangible property as “works-for-hire,” arising from the efforts of such personnel performed on behalf of Target, or (ii) have executed appropriate instruments of assignment in favor of Target that have conveyed to Target full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel performed on behalf of Target.

                    2.12     Compliance with Laws.  Target and each of its Subsidiaries has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business thereof (the violation of which would have a material adverse effect upon its business), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act.  Each of Target and the Subsidiaries has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business.  Except as set forth on Schedule 2.12, to the best of Target’s knowledge, there are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Target or any Subsidiary, would result in any adverse change to the present or future operations or financial condition thereof.

                    2.13     Certain Transactions and Agreements.  None of the officers or directors of Target or any Subsidiary, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with Target (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded).  None of said officers or directors, or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with Target or any Subsidiary, except for normal compensation for services as an officer, director or employee thereof.  None of said officers or directors or family members has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Target or any Subsidiary, except for the normal rights of a shareholder.

                    2.14     Employees, ERISA and Other Compliance.

                              2.14.1     Except as set forth in Schedule 2.14.1, neither Target nor any Subsidiary has any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).  All officers, employees and consultants of Target and the Subsidiaries having access to proprietary information have executed and delivered to Target or the Subsidiary an agreement regarding the protection of such proprietary information and the assignment of inventions to Target or the Subsidiary; copies of the form of all such agreements have been delivered to Acquirer’s counsel.

                              2.14.2     Neither Target nor any Subsidiary (i) has ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees’ association or similar organization, or (iv) has any current labor disputes.  Target and each of its Subsidiaries has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

                              2.14.3     Schedule 2.14.3 identifies (i) each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between Target or any Subsidiary and any employee of Target or any Subsidiary, but excluding workers’ compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Target or any Subsidiary under which Target or any Subsidiary or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the “Target Employee Plans”).  For purposes of this Section 2.14.3, “ERISA Affiliate” shall mean any entity which is a member of (A) a “controlled group of corporations,” as defined in Section 414(b) of the Code, (B) a group of entities under “common control,” as defined in Section 414(c) of the Code, or (C) an “affiliated service group,” as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Target or any Subsidiary.  Copies of all Target Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to Acquirer or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Target Employee Plan.  All Target Employee Plans which individually or collectively would constitute an “employee pension benefit plan,” as defined in Section 3(2) of ERISA (collectively, the “Target Pension Plans”), are identified as such in Schedule 2.14.1.  All contributions due from Target or any Subsidiary with respect to any of the Target Employee Plans have been made as required under ERISA or have been accrued on Target’s or any such Target Subsidiary’s financial statements as of September 31, 2005.  Each Target Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Target Employee Plans.

                              2.14.4     No Target Pension Plan constitutes, or has since the enactment of ERISA constituted, a “multiemployer plan,” as defined in Section 3(37) of ERISA.  No Target Pension Plans are subject to Title IV of ERISA.  No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Target Employee Plan that is covered by Title I of ERISA that would result in a material liability to Target and its Subsidiaries taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption.  Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Target Employee Plan has or will make Target or any officer or director of Target subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.8) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

                              2.14.5     Any Target Pension Plan which is intended to be qualified under Section 401(a) of the Code (a “Target 401(a) Plan”) is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.  Target has delivered to Acquirer or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Target 401(a) Plan.

                              2.14.6     Schedule 2.14.6 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers’ benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a Target Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by Target or any Subsidiary and (C) covers any employee or former employee of Target or any Subsidiary.  Such contracts, plans and arrangements as are described in this Section 2.14.6 are herein referred to collectively as the “Target Benefit Arrangements.”  Each Target Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Target Benefit Arrangement.  Target has delivered to Acquirer or its counsel a complete and correct copy or description of each Target Benefit Arrangement.

                              2.14.7     There has been no amendment to, written interpretation or announcement (whether or not written) by Target or any Subsidiary relating to, or change in employee participation or coverage under, any Target Employee Plan or Target Benefit Arrangement that would increase materially the expense of maintaining such Target Employee Plan or Target Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2004.

                              2.14.8     Target has provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to any “qualifying event” (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Target or any Subsidiary.

                              2.14.9     No benefit payable or which may become payable by Target or any Subsidiary pursuant to any Target Employee Plan or any Target Benefit Arrangement or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                              2.14.10     Target and each Target Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

                              2.14.11     No employee of Target or an Subsidiary is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Target or any Subsidiary to any liability.

                              2.14.12     A list of all employees, officers and consultants of Target and the Subsidiaries and their current compensation is set forth on Schedule 2.14.12, which has been delivered to Acquirer.

                              2.14.13     Neither Target nor any Subsidiary is a party to any (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target in the nature of any of the transactions contemplated by this Agreement and the Certificate of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Certificate of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Certificate of Merger.

                    2.15     Corporate Documents.  Target has made available to Acquirer for examination all documents and information listed in the Target Schedule of Exceptions or other Exhibits called for by this Agreement which have been requested by Acquirer’s legal counsel, including, without limitation, the following:  (a) copies of Target’s Certificate of Incorporation and Bylaws as currently in effect; (b) its Minute Book containing all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents.

                    2.16     No Brokers.  Neither Target nor any of the Target Shareholders is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

                    2.17     Disclosure.  Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Target to Acquirer under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                    2.18     Information Supplied.  None of the information supplied or to be supplied by Target for inclusion in the proxy statement or information statement, if so required, (collectively, the “Notice Materials”), at the date such information is supplied and at the time of the meeting of the Target Shareholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    2.19     Certain Material Contracts.  Except for agreements described in Schedule 2.19 of the Disclosure Schedule (collectively, the “Material Contracts”) (which identifies with respect to each such contract, the title, the parties thereto and the date thereof), Target is not a party or bound to any of the following (whether oral or in writing):

                              2.19.1     any distribution, marketing, sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any product, service or technology owned, marketed, licensed or provided by Target;

                              2.19.2     any agreement for the future purchase, sale, license, provision or manufacture of products, materials, supplies, equipment or services requiring payment to or from Target in an amount in excess of $25,000 per annum which is not terminable by Target on 60 or fewer days notice without cost or other liability to Target;

                              2.19.3     any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case involving amounts in excess of $25,000;

                              2.19.4     any agreement providing for the development of any software, content (including textual content and visual or graphics content), technology or Intellectual Property Rights by or for (or for the benefit or use of) Target;

                              2.19.5     any agreement under which Target is a licensor of Intellectual Property Rights or under which it is a licensee of Intellectual Property Rights of any other person

(other than non-exclusive object code licenses of software generally available to the public at a per copy license fee of less than $500);

                              2.19.6     any joint venture or partnership agreement, any agreement relating to a limited liability company or any other agreement which has involved, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses by Target with any other party;

                              2.19.7     any agreement for or relating to the employment or hiring for services of any of Target’s directors, officers, employees, consultants or independent contractors or any other type of agreement with any of Target’s directors, officers, employees, consultants or independent contractors which is not immediately terminable by Target without cost or other liability to Target, including any agreement requiring Target to make a payment to any director, officer, employee, consultant or independent contractor on account of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

                              2.19.8     any agreement containing indemnification, warranty or similar provisions with respect to products or services other than agreements that contain indemnification, support or warranty provisions that are entered into in the ordinary course of business;

                              2.19.9     any agreement that restricts Target from engaging in any aspect of its current business; from participating or competing in any line of business or market; from freely setting prices for Target’s products, services or technologies (including, but not limited to, most favored customer pricing provisions); or from engaging in any business in any market or geographic area;

                              2.19.10     any shareholders agreement, voting agreement, registration rights agreement or other agreement to which Target or any shareholder of Target is a party relating to Target Stock;

                              2.19.11     any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 either individually or in the aggregate;

                              2.19.12     any agreement relating to the employment of any employee, and any agreement pursuant to which Target is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee, officer or director;

                              2.19.13     any other agreement that is material to Target’s business, operating results or financial condition.

True, correct and complete copies of all Material Contracts identified in Schedule 2.19 have been provided to Acquirer.

                    2.20    No Breach of Material Contracts.  Target has performed in all material respects all of the material obligations required to be performed by it and is entitled to all material benefits under each Material Contract and is not, to the knowledge of Target, alleged to be in default or in breach of any Material Contract.  Except as described in Schedule 2.20 of the Disclosure Schedule, each of the Material Contracts is in full force and effect, and there exists now, or at any time in the last 12 months, no material breach, default or event of default or event, occurrence, condition or act, with respect to Target or, to Target’s knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a material breach, default or event of default under any Material Contract.

                    2.21    Books and Records.

                              2.21.1     Except as disclosed on Schedule 2.21.1, the books, records and accounts of Target and its Subsidiaries (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Target, and (d) accurately and fairly reflect the basis for the Financial Statements.

                              2.21.2     Target has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of Target is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    2.22     Insurance.  Target and its Subsidiaries maintain and at all times during the prior three years have maintained fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.  Target has provided all policies available to Acquirer.

                    2.23    Environmental Matters.

                              2.23.1     To the best of Target’s knowledge, during the period that Target and Subsidiary have leased or owned their respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under the properties or facilities owned or leased by Target.  Target has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of the properties or facilities owned or leased by Target, which may have occurred prior to Target or any Subsidiary having taken possession of any of such properties or facilities.  For the purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as

amended (“CERCLA”).  For the purposes of this Agreement “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

                              2.23.2     To the best of Target’s knowledge, none of the properties or facilities owned or leased by Target or any Subsidiary is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition.  During the time that Target or any Subsidiary have owned or leased their respective properties and facilities, neither Target nor any Subsidiary nor, to Target’s knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                              2.23.3     During the time that Target or any Subsidiary have owned or leased their respective properties and facilities, there has been no litigation brought or threatened against Target or any Subsidiary by, or any settlement reached by Target or any Subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

                    2.24     Interested Party Transactions.  No officer or director of Target or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directory or indirectly, a material interest in:  (i) any person or entity which purchases from or sells, licenses or furnishes to Target or any Subsidiary any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Target or any Subsidiary is a party or by which it may be bound or affected.  No such officer, director, affiliate or associate has borrowed funds from the Target.

                    2.25     No Pending Bankruptcy or Insolvency Proceedings.  None of Target or any of its assets or properties, is subject to, or the subject of, any Insolvency Proceeding (as defined below).  Target has not initiated, taken or attempted to initiate or take, or been the subject of, any Insolvency Action and no assets or properties of Target are subject to any Insolvency Proceeding or Insolvency Action.  No writ of attachment, execution or similar process has been ordered, executed or filed against Target or any of its assets or properties.  “Insolvency Action” means, with respect to a Person, any or all of the following:  (i) the voluntary or involuntary filing, with respect to such Person, of a petition for relief, or any other effort to seek relief, under any Insolvency Proceeding; (ii) such Person or any of its assets otherwise becoming the subject of an Insolvency Proceeding; (iii) the formal or informal dissolution, liquidation or winding up of such Person, or any efforts to initiate or carry out such dissolution, liquidation or winding up; (iv) the appointment of (or efforts or attempts to appoint) a receiver, liquidator, sequestrator, trustee, custodian or other similar officer with respect to such Person or any part of its assets or properties; (v) any composition of the indebtedness of such Person or any assignment for the benefit of such Person’s creditors; or (vi) such Person’s ceasing to conduct business for any reason other than such Person’s being merged or consolidated with another entity.  “Insolvency Proceeding” means any or all of the following actions, events or proceedings: (i) any voluntary or involuntary case, contested matter or other proceeding under the United States Bankruptcy Code, as amended, and any successor law or laws thereto; or (ii) any case, action or other proceeding under any bankruptcy, insolvency, debt reorganization or similar law (whether now or hereafter in effect) of any state, country or other jurisdiction.

                    2.26     Customers.  As of the date of this Agreement, Target has not received written notice and has no knowledge that any customer of Target will (a) default on its account; (b) demand a refund of monies paid; or (c) intends to cease transacting business with Target.

          3.     REPRESENTATIONS AND WARRANTIES OF ACQUIRER

          Acquirer hereby represents and warrants, that, except as set forth on the Acquirer Schedule of Exceptions delivered to Target as Exhibit C (the “Acquirer Schedule of Exceptions”), which may be updated to reflect immaterial changes that occur after signing and prior to the Closing:

                    3.1     Organization and Good Standing.  Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction listed on Schedule 3.1.  Except as listed on Schedule 3.1, Acquirer does not own or lease any real property, has no employees and does not maintain a place of business in any foreign country or in any state of the United States other than the State of New Jersey..

                    3.2     Power, Authorization and Validity.

                              3.2.1     Acquirer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Acquirer is or will be a party that are required to be executed pursuant to this Agreement (the “Acquirer Ancillary Agreements”).  The execution, delivery and performance of this Agreement and the Acquirer Ancillary Agreements have been duly and validly approved and authorized by Acquirer’s Board of Directors in compliance with applicable law and the certificate of incorporation and bylaws of Acquirer.

                              3.2.2     No filing, authorization or approval, governmental or otherwise, is necessary to enable Acquirer to enter into, and to perform its obligations under, this Agreement and the Acquirer Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Nevada Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which Acquirer is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and (c) the approval of the holders of Acquirer Stock (“Acquirer Stockholders”) of the transactions contemplated hereby.

                              3.2.3     This Agreement and the Acquirer Ancillary Agreements are, or when executed by Acquirer will be, valid and binding obligations of Acquirer enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware and Nevada Secretaries of State.

                    3.3     No Violation of Existing Agreements.  Neither the execution and delivery of this Agreement nor any Acquirer Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or Bylaws of Acquirer, as currently in effect, (b) in any material respect, any material instrument or contract to which Acquirer is a party or by which Acquirer is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Acquirer or its assets or properties.

                    3.4     Acquirer Stock Issued in Connection with Merger.  Acquirer Common Stock to be issued in connection with the Merger will be duly authorized at the Effective Time and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be dully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

                    3.5     Capitalization.

                              3.5.1     Authorized and Outstanding Capital Stock.  As of June 30, 2005, the authorized capital stock of Acquirer consists of 500,000,000 shares of Class A Common Stock, $0.001 par value, of which 379,692,072 are issued and 229,692,072 shares are outstanding; and 5,000,000 shares of Class B Common Stock, $0.001 par value, of which 4,800,000 shares are issued and outstanding.  All issued and outstanding shares of Acquirer Common Stock have been duly authorized and were validly issued, are fully paid and nonassessable, are not subject to any right of rescission, are not subject to preemptive rights by statute, the Articles of Incorporation or Bylaws of Acquirer, or any agreement or document to which Acquirer is a party or by which it is bound and have been offered, issued, sold and delivered by Acquirer in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. There is no liability for dividends accrued but unpaid with respect to Acquirer’s outstanding securities.

                              3.5.2     Options/Rights.  Except as set forth on Schedule 3.5.2, no shares of Acquirer’s Common Stock are reserved and authorized for issuance pursuant to any stock option, equity incentive, restricted stock purchase or other similar plan.  There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Acquirer’s authorized but unissued capital stock or any securities or debt convertible into or exchangeable for shares of Acquirer’s capital stock or obligating Acquirer to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement.

                    3.6     Subsidiaries.  Except for the subsidiaries of Acquirer listed on Schedule 3.6 (collectively the “Acquirer Subsidiaries” and each an “Acquirer Subsidiary”), each of which is wholly-owned by Acquirer, Acquirer does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

                    3.7     Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquirer, threatened against Acquirer or any of its assets or properties or any of its officers or directors (in their capacities as such); further, to Acquirer’s knowledge, there is no basis for any such action or suit, that could reasonably be expected, if resolved adversely to Acquirer, to (i) materially impair the operations of Acquirer as currently conducted, (ii) materially impair the ability of the Acquirer to perform its obligations under this Agreement, or (iii) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement.  There is no judgment, decree or order against Acquirer, or, to the knowledge of Acquirer, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or have an adverse effect on Acquirer.  There is no litigation (including arbitrations) by Acquirer which is pending against any other individual, corporation, partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Entity (any such individual or entity hereinafter referred to as a “Person”).  To Acquirer’s knowledge, there is no basis for any Person to assert a claim against Acquirer based upon Acquirer’s entering into this Agreement or consummating the Merger or any of the transactions contemplated by this Agreement.

                    3.8     Acquirer Financial Statements.  Attached hereto as Schedule 3.8, are Acquirer’s and its subsidiaries consolidated unaudited balance sheet as of June 30, 2005 (“Acquirer Balance Sheet Date”) and its consolidated audited balance sheet as of December 31, 2004 (the “Acquirer Balance Sheets”) and income statement and statement of cash flows for the six months and the year then ended (collectively the “Acquirer Financial Statements”).  The Acquirer Financial Statements (a) are in accordance with the books and records of Acquirer and its subsidiaries, (b) fairly present the financial condition of Acquirer and its subsidiaries at the date therein indicated and the results of operations for the period therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.  Acquirer has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Acquirer Financial Statements, except for those that may have been incurred after the date of the Acquirer Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

                    3.9     Taxes.

                              3.9.1     For the purposes of this Agreement, “Tax” or “Taxes” refers (i) to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity, and (iii) any liability for amounts described in clause (i) of this Section as a result of being a member of an affiliated, consolidated, combined or unitary group.

                              3.9.2     Acquirer and the Acquirer Subsidiaries have duly and timely filed or caused to be filed all Federal, state, local and foreign Tax returns, statements, reports and forms (“Returns”) required to be filed by Acquirer and the Acquirer Subsidiaries and will duly and timely file or cause to be filed all such applicable Returns required to be filed by Acquirer and the Acquirer Subsidiaries prior to the Effective Time (taking into account any extensions to the due date to which Acquirer and the Acquirer Subsidiaries may be entitled) which relate to Acquirer and the Acquirer Subsidiaries or with respect to which Acquirer and the Acquirer Subsidiaries are liable or otherwise in any way subject.  Such returns (A) are and will be complete and accurate in all material respects and in accordance with all legal requirements applicable thereto, except to the extent a reserve for Taxes has been properly accrued, charged or established by Acquirer and the Acquirer Subsidiaries on the Acquirer Financial Statements, and (B) as of the time of filing, correctly reflected or will correctly reflect the facts regarding the income, business assets, operations, activities, status or other matters of Acquirer and the Acquirer Subsidiaries required to be shown thereon, except to the extent a reserve for Taxes has been properly accrued, charged or established by Acquirer and the Acquirer Subsidiaries and reflected on the Acquirer Financial Statements.

                              3.9.3     Acquirer and the Acquirer Subsidiaries have paid or will pay, when due (taking into account any extensions to the due date to which Acquirer and the Acquirer Subsidiaries may be entitled), all Taxes required to be paid whether or not shown to be due on any Return (except to the extent a reserve for Taxes has been properly accrued, charged or established by Acquirer and the Acquirer Subsidiaries on the Acquirer Financial Statements), except such Taxes which are not, individually or in the aggregate, material to Acquirer and the Acquirer Subsidiaries; and properly accrued, charged or established adequate reserves on the Acquirer Financial Statements for all unpaid Taxes arising in respect of any fiscal year of Acquirer and the Acquirer Subsidiaries.  Acquirer and the Acquirer Subsidiaries are not delinquent in the payment of any Taxes that would result in the imposition of any charge, lien, encumbrance or adverse claim of any kind whatsoever on Acquirer and the Acquirer Subsidiaries, their properties or assets or the capital stock of Acquirer.  Acquirer and the Acquirer Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.  No material amount of taxable income or liability for Taxes has been realized or incurred (or prior to and including the Effective Time will be realized or incurred) since the date of the Acquirer Financial Statements other than in the ordinary course of business.

                              3.9.4     There are no ongoing audits or examinations of any of the Returns of Acquirer and the Acquirer Subsidiaries and neither Acquirer nor the Acquirer Subsidiaries have been notified, formally or informally, by any taxing authority that any such audit or examination is contemplated or pending.  There are no claims, investigations, actions or proceedings pending or, to the knowledge of Acquirer, threatened against Acquirer and the Acquirer Subsidiaries by any taxing authority for any past due Taxes with respect to which Acquirer and the Acquirer Subsidiaries would be individually or severally liable.  Acquirer has not waived any applicable statute of limitations nor consented to the extension of the time for the assessment of any Tax against Acquirer.

                              3.9.5     Acquirer has not entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense to Acquirer pursuant to Section 280G of the Code.

                    3.10     Title to Properties.  Acquirer has good and marketable title to all of its assets as shown on the Acquirer Balance Sheet dated June 30, 2005, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable).  All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted and there is no deferred maintenance requirements on any such assets which would require any expenditure of $25,000 or more.  All leases of real or personal property to which Acquirer or any Acquirer Subsidiary is a party are fully effective and afford Acquirer or the Acquirer Subsidiary peaceful and undisturbed possession of the subject matter of the lease.  Neither Acquirer nor any Acquirer Subsidiary is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which would have a material adverse effect (as defined in Section 11.1) on its business, or has received any notice of violation with which it has not complied.

                    3.11     Absence of Certain Changes.  Except as set forth on Schedule 3.11 in the Acquirer Schedule of Exceptions, since the Acquirer Balance Sheet Date, Acquirer has conducted its business only in the ordinary course consistent with past practice and there has not occurred any:

                              3.11.1     expenditure, transaction or commitment by Acquirer and the Acquirer Subsidiaries exceeding $10,000 individually or $50,000 in the aggregate;

                              3.11.2     incurring or guaranteeing of indebtedness, or any amendment of the terms of any outstanding loan agreement, by Acquirer;

                              3.11.3     material change by Acquirer in its accounting methods, principles or practices;

                              3.11.4     declaration, setting aside or payment of any dividend or distribution in respect of Acquirer stock, any redemption, purchase or other acquisition of any of Acquirer’s securities, or any other payments to holders of Acquirer’s securities;

                              3.11.5     increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Acquirer;

                              3.11.6     issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto;

                              3.11.7     amendment to Acquirer’s Articles of Incorporation or Bylaws;

                              3.11.8     other than in the ordinary course of business consistent with past practice, any (i) purchase, sale, assignment or transfer of any material assets, (ii) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a material adverse effect, or (iii) waiver of any rights of material value or cancellation or any material debts or claims;

                              3.11.9     any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Acquirer;

                              3.11.10     any material adverse effect;

                              3.11.11     any event that could reasonably be expected to prevent or delay the performance of Acquirer’s obligations pursuant to this Agreement and the consummation of the Merger by Acquirer; or

                              3.11.12     any agreement by Acquirer to do any of the things described in the preceding Sections 3.11.1 through 3.11.11.

                    3.12     Intellectual Property.  “Intellectual Property Rights” means, collectively, all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, databases, software source code and object code, algorithms, net lists, architectures, structures, technology, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing, embodying or relating to any of the foregoing, including manuals, programmers’ notes, memoranda and records.

                              3.12.1     Acquirer (i) owns and has independently developed or (ii) has the valid right or license to all Intellectual Property Rights used in the conduct of the Acquirer’s business (such Intellectual Property Rights being collectively referred to as “Acquirer IP Rights”).  Such Acquirer IP Rights are sufficient for the conduct of Acquirer’s business, and the consummation of the Merger and the other transactions contemplated by this Agreement will not result in any termination or other material restriction being imposed on any such rights.  “Acquirer-Owned IP Rights” means Acquirer IP Rights that are owned or exclusively licensed to Acquirer, and “Acquirer-Licensed IP Rights” means Acquirer IP Rights that are not Acquirer-Owned IP Rights.

                              3.12.2     Acquirer IP Rights are free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Merger and the other transactions contemplated hereby will, in accordance with their terms:  (i) constitute a material breach of or default under any Acquirer Material Contract (as defined in Section 3.18 below) governing any Acquirer IP Right; (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Acquirer IP Right; or (iii) materially impair the right of Acquirer or Target upon the consummation of the Merger to use, possess, sell or license any Acquirer IP Right or portion thereof.  There are no royalties, honoraria, fees or other payments payable by Acquirer to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Acquirer IP Rights by Acquirer and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

                              3.12.3     The use, reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Acquirer IP Rights, product, work, technology or process as now used or offered by Acquirer does not: (i) infringe on any Intellectual Property Rights (other than any patent, trademarks, service mark or trade names) of any Person, anywhere in the world; or (ii) to Acquirer’s knowledge, infringe on any patent, trademarks, service mark or trade names, of any Person, anywhere in the world.  Acquirer has not received written notice of any pending or threatened claims (i) challenging the validity, effectiveness or ownership by Acquirer of any Acquirer IP Rights; or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in Acquirer IP Rights by Acquirer or its agents or use by its customers infringes or will infringe on or misappropriate any Intellectual Property Rights or other proprietary or personal right of any Person.  No such claims have been threatened in writing by any Person, nor to Acquirer’s knowledge, are there any valid grounds for any bona fide claim of any such kind. To the knowledge of Acquirer, there is no unauthorized use, infringement or misappropriation of any Acquirer IP Rights by any third party, employee or former employee.

                              3.12.4     Acquirer has taken all reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of Acquirer confidential information and to preserve and maintain all of Acquirer’s interests and proprietary rights in Acquirer IP Rights.  Except as set forth on Schedule 3.12.4 of the Acquirer Disclosure Schedules, all employees, consultants and contractors, who have contributed to or participated in the conception and development of Acquirer IP Rights on behalf of Acquirer, have executed nondisclosure agreements and either (i) have been a party to an agreement with Acquirer in accordance with applicable federal and state law that accords Acquirer full, effective, exclusive and original ownership of all tangible and intangible property as “works-for-hire,” arising from the efforts of such personnel performed on behalf of Acquirer, or (ii) have executed appropriate instruments of assignment in favor of Acquirer that have conveyed to Acquirer full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel performed on behalf of Acquirer.

                    3.13     Compliance with Laws.  Acquirer and each of the Acquirer Subsidiaries has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business thereof (the violation of which would have a material adverse effect upon its business), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act.  Each of Acquirer and the Acquirer Subsidiaries has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business.  Except as set forth on Schedule 3.13, to the best of Acquirer’s knowledge, there are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Acquirer or any Acquirer Subsidiary, would result in any adverse change to the present or future operations or financial condition thereof.

                    3.14     Certain Transactions and Agreements.  None of the officers or directors of Acquirer or any Acquirer Subsidiary, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with Acquirer (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded).  None of said officers or directors, or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with Acquirer or any Acquirer Subsidiary, except for normal compensation for services as an officer, director or employee thereof.  None of said officers or directors or family members has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Acquirer or any Acquirer Subsidiary, except for the normal rights of a shareholder.

                    3.15     Employees, ERISA and Other Compliance.

                              3.15.1     Except as set forth in Schedule 3.15.1, neither Acquirer nor any Acquirer Subsidiary has any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).  All officers, employees and consultants of Acquirer and the Acquirer Subsidiaries having access to proprietary information have executed and delivered to Acquirer or the Acquirer Subsidiary an agreement regarding the protection of such proprietary information and the assignment of inventions to Acquirer or the Acquirer Subsidiary; copies of the form of all such agreements have been delivered to Target’s counsel.

                              3.15.2     Neither Acquirer nor any Acquirer Subsidiary (i) has ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees’ association or similar organization, or (iv) has any current labor disputes.  Acquirer and each of the Acquirer Subsidiaries has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

                              3.15.3     Schedule 3.15.3 identifies (i) each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between Acquirer or any Acquirer Subsidiary and any employee of Acquirer or any Acquirer Subsidiary, but excluding workers’ compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Acquirer or any Acquirer Subsidiary under which Acquirer or any Acquirer Subsidiary or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the “Acquirer Employee Plans”).  For purposes of this Section 2.14.3, “ERISA Affiliate” shall mean any entity which is a member of (A) a “controlled group of corporations,” as defined in Section 414(b) of the Code, (B) a group of entities under “common control,” as defined in Section 414(c) of the Code, or (C) an “affiliated service group,” as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Acquirer or any Acquirer Subsidiary.  Copies of all Acquirer Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to Target or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Acquirer Employee Plan.  All Acquirer Employee Plans which individually or collectively would constitute an “employee pension benefit plan,” as defined in Section 3(2) of ERISA (collectively, the “Acquirer Pension Plans”), are identified as such in Schedule 3.15.1.  All contributions due from Acquirer or any Acquirer Subsidiary with respect to any of the Acquirer Employee Plans have been made as required under ERISA or have been accrued on Acquirer’s or any such Acquirer Subsidiary’s financial statements as of June 30, 2005.  Each Acquirer Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Acquirer Employee Plans.

                              3.15.4     No Acquirer Pension Plan constitutes, or has since the enactment of ERISA constituted, a “multiemployer plan,” as defined in Section 3(37) of ERISA.  No Acquirer Pension Plans are subject to Title IV of ERISA.  No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Acquirer Employee Plan that is covered by Title I of ERISA that would result in a material liability to Acquirer and the Acquirer Subsidiaries taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption.  Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Acquirer Employee Plan has or will make Acquirer or any officer or director of Acquirer subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 3.9) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

                              3.15.5     Any Acquirer Pension Plan which is intended to be qualified under Section 401(a) of the Code (a “Acquirer 401(a) Plan”) is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.  Acquirer has delivered to Target or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Acquirer 401(a) Plan.

                              3.15.6     Schedule 3.15.6 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers’ benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a Acquirer Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by Acquirer or any Acquirer Subsidiary and (C) covers any employee or former employee of Acquirer or any Acquirer Subsidiary.  Such contracts, plans and arrangements as are described in this Section 3.15.6 are herein referred to collectively as the “Acquirer Benefit Arrangements.”  Each Acquirer Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Acquirer Benefit Arrangement.  Acquirer has delivered to Target or its counsel a complete and correct copy or description of each Acquirer Benefit Arrangement.

                              3.15.7     There has been no amendment to, written interpretation or announcement (whether or not written) by Acquirer or any Acquirer Subsidiary relating to, or change in employee participation or coverage under, any Acquirer Employee Plan or Acquirer Benefit Arrangement that would increase materially the expense of maintaining such Acquirer Employee Plan or Acquirer Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2004.

                              3.15.8     Acquirer has provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to any “qualifying event” (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Acquirer or any Acquirer Subsidiary.

                              3.15.9     No benefit payable or which may become payable by Acquirer or any Acquirer Subsidiary pursuant to any Acquirer Employee Plan or any Acquirer Benefit Arrangement or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                              3.15.10     Acquirer and each Acquirer Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

                              3.15.11     No employee of Acquirer or an Acquirer Subsidiary is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Acquirer or any Acquirer Subsidiary to any liability.

                              3.15.12     A list of all employees, officers and consultants of Acquirer and the Acquirer Subsidiaries and their current compensation is set forth on Schedule 3.14.12, which has been delivered to Acquirer.

                              3.15.13     Neither Acquirer nor any Acquirer Subsidiary is a party to any (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Acquirer in the nature of any of the transactions contemplated by this Agreement and the Certificate of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Certificate of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Certificate of Merger.

                    3.16     Corporate Documents.  Acquirer has made available to Target for examination all documents and information listed in the Acquirer Schedule of Exceptions or other Exhibits called for by this Agreement which have been requested by Target’s legal counsel, including, without limitation, the following: (a) copies of Acquirer’s Articles of Incorporation and Bylaws as currently in effect; (b) its Minute Book containing all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to Acquirer, or any securities of Acquirer, and all applications for such permits, orders, and consents.

                    3.17     Disclosure.  Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Acquirer to Target under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                    3.18     Certain Material Contracts.  Except for agreements described in Schedule 3.18 of the Disclosure Schedule (collectively, the “Acquirer Material Contracts”) (which identifies with respect to each such contract, the title, the parties thereto and the date thereof), Acquirer is not a party or bound to any of the following (whether oral or in writing):

                              3.18.1     any distribution, marketing, sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any product, service or technology owned, marketed, licensed or provided by Acquirer;

                              3.18.2     any agreement for the future purchase, sale, license, provision or manufacture of products, materials, supplies, equipment or services requiring payment to or from Acquirer in an amount in excess of $25,000 per annum which is not terminable by Acquirer on 60 or fewer days notice without cost or other liability to Acquirer;

                              3.18.3     any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case involving amounts in excess of $25,000;

                              3.18.4     any agreement providing for the development of any software, content (including textual content and visual or graphics content), technology or Intellectual Property Rights by or for (or for the benefit or use of) Acquirer;

                              3.18.5     any agreement under which Acquirer is a licensor of Intellectual Property Rights or under which it is a licensee of Intellectual Property Rights of any other person (other than non‑exclusive object code licenses of software generally available to the public at a per copy license fee of less than $500);

                              3.18.6     any joint venture or partnership agreement, any agreement relating to a limited liability company or any other agreement which has involved, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses by Acquirer with any other party;

                              3.18.7     any agreement for or relating to the employment or hiring for services of any of Acquirer’s directors, officers, employees, consultants or independent contractors or any other type of agreement with any of Acquirer’s directors, officers, employees, consultants or independent contractors which is not immediately terminable by Acquirer without cost or other liability to Acquirer, including any agreement requiring Acquirer to make a payment to any director, officer, employee, consultant or independent contractor on account of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

                              3.18.8     any agreement containing indemnification, warranty or similar provisions with respect to products or services other than agreements that contain indemnification, support or warranty provisions that are entered into in the ordinary course of business;

                              3.18.9     any agreement that restricts Acquirer from engaging in any aspect of its current business; from participating or competing in any line of business or market; from freely setting prices for Acquirer’s products, services or technologies (including, but not limited to, most favored customer pricing provisions); or from engaging in any business in any market or geographic area;

                              3.18.10     any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 either individually or in the aggregate;

                              3.18.11     any agreement relating to the employment of any employee, and any agreement pursuant to which Acquirer is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee, officer or director;

                              3.18.12     any other agreement that is material to Acquirer’s business, operating results or financial condition.

True, correct and complete copies of all Acquirer Material Contracts identified in Schedule 3.18 have been provided to Acquirer.

                    3.19     No Breach of Acquirer Material Contracts.  Acquirer has performed in all material respects all of the material obligations required to be performed by it and is entitled to all material benefits under each Acquirer Material Contract and is not, to the knowledge of Acquirer, alleged to be in default or in breach of any Acquirer Material Contract.  Except as described in Schedule 3.19 of the Disclosure Schedule, each of the Acquirer Material Contracts is in full force and effect, and there exists now, or at any time in the last 12 months, no material breach, default or event of default or event, occurrence, condition or act, with respect to Acquirer or, to Acquirer’s knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a material breach, default or event of default under any Acquirer Material Contract.

                    3.20     Books and Records.

                              3.20.1     Except as disclosed on Schedule 3.20.1, the books, records and accounts of Acquirer and the Acquirer Subsidiaries (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Acquirer Target, and (d) accurately and fairly reflect the basis for the Acquirer Financial Statements.

                              3.20.2     Acquirer has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of Acquirer is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    3.21     Insurance.  Acquirer and the Acquirer Subsidiaries maintain and at all times during the prior three years have maintained fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

                    3.22     Environmental Matters.

                              3.22.1     During the period that Acquirer and the Acquirer Subsidiaries have leased or owned their respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities.  Acquirer has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Acquirer or any Acquirer Subsidiary having taken possession of any of such properties or facilities.  For the purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”).  For the purposes of this Agreement “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

                              3.22.2     None of the properties or facilities of Acquirer or any Acquirer Subsidiary is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition.  During the time that Acquirer or any Acquirer Subsidiary have owned or leased their respective properties and facilities, neither Acquirer nor any Acquirer Subsidiary nor, to Acquirer’s knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                              3.22.3     During the time that Acquirer or any Acquirer Subsidiary have owned or leased their respective properties and facilities, there has been no litigation brought or threatened against Acquirer or any Acquirer Subsidiary by, or any settlement reached by Acquirer or any Acquirer Subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

                    3.23     Interested Party Transactions.  No officer or director of Acquirer or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directory or indirectly, a material interest in:

(i) any person or entity which purchases from or sells, licenses or furnishes to Acquirer or any Acquirer Subsidiary any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Acquirer or any Acquirer Subsidiary is a party or by which it may be bound or affected.  No such officer, director, affiliate or associate has borrowed funds from Acquirer.

                    3.24     No Pending Bankruptcy or Insolvency Proceedings.  None of Acquirer or any of its assets or properties, is subject to, or the subject of, any Insolvency Proceeding (as defined below).  Acquirer has not initiated, taken or attempted to initiate or take, or been the subject of, any Insolvency Action and no assets or properties of Acquirer are subject to any Insolvency Proceeding or Insolvency Action.  No writ of attachment, execution or similar process has been ordered, executed or filed against Acquirer or any of its assets or properties.  “Insolvency Action” means, with respect to a Person, any or all of the following:  (i) the voluntary or involuntary filing, with respect to such Person, of a petition for relief, or any other effort to seek relief, under any Insolvency Proceeding; (ii) such Person or any of its assets otherwise becoming the subject of an Insolvency Proceeding; (iii) the formal or informal dissolution, liquidation or winding up of such Person, or any efforts to initiate or carry out such dissolution, liquidation or winding up; (iv) the appointment of (or efforts or attempts to appoint) a receiver, liquidator, sequestrator, trustee, custodian or other similar officer with respect to such Person or any part of its assets or properties; (v) any composition of the indebtedness of such Person or any assignment for the benefit of such Person’s creditors; or (vi) such Person’s ceasing to conduct business for any reason other than such Person’s being merged or consolidated with another entity.  “Insolvency Proceeding” means any or all of the following actions, events or proceedings: (i) any voluntary or involuntary case, contested matter or other proceeding under the United States Bankruptcy Code, as amended, and any successor law or laws thereto; or (ii) any case, action or other proceeding under any bankruptcy, insolvency, debt reorganization or similar law (whether now or hereafter in effect) of any state, country or other jurisdiction.

                    3.25     Customers.  As of the date of this Agreement, Acquirer has not received written notice and has no knowledge that any customer of Acquirer will (a) default on its account; (b) demand a refund of monies paid; or (c) intends to cease transacting business with Acquirer.

                    3.26     Information Supplied.  None of the information supplied or to be supplied by Acquirer, to Target for inclusion in the Notice Materials, at the date such information is supplied and at the time of the meeting of the Target Shareholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    3.27     No Brokers.  Except for fees and expenses owed to Stanton Walker & Company, acquirer is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Articles of Merger or in connection with any transaction contemplated hereby or thereby.

          4.     CERTAIN TARGET COVENANTS

          During the period from the date of this Agreement until the Effective Time (unless otherwise noted herein), Target covenants and agrees as follows:

                    4.1     Advise of Changes.  Target will promptly advise Acquirer in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse effect to Target’s business, results of operations or financial condition.

                    4.2     Maintenance of Business.  Target will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof.  If Target becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Acquirer in writing and, if requested by Acquirer, will exert its best efforts to restore the relationship.

                    4.3     Conduct of Business.  Target will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of the Acquirer:

                                        (a)     borrow any money;

                                        (b)     enter into any transaction not in the ordinary course of business;

                                        (c)     encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                                        (d)     dispose of any of its assets except in the ordinary course of business consistent with past practice;

                                        (e)     enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

                                        (f)     fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                                        (g)     pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements previously disclosed to and approved in writing by Acquirer) or enter into any new employment or consulting agreement with any such person;

                                        (h)     change accounting methods;

                                        (i)     declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                                        (j)     amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                                        (k)     lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts or (ii) any loans pursuant to the Target 401(k) Plan;

                                        (l)     guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

                                        (m)     waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

                                        (n)     issue or sell any shares of its capital stock of any class (except upon the exercise of an option or warrant currently outstanding), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                                        (o)     split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                                        (p)     merge, consolidate or reorganize with, or acquire any entity;

                                        (q)     amend its Certificate of Incorporation or Bylaws;

                                        (r)     license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

                                        (s)     agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Acquirer for its review prior to filing;

                                        (t)     change any insurance coverage or issue any certificates of insurance; or

                                        (u)     agree to do, or permit any Subsidiary to do or agree to do, any of the things described in the preceding clauses 4.3(a) through 4.3(t).

                    4.4     Shareholder Approval.  Target will hold a special meeting of its shareholders (the “Shareholders Meeting”) at the earliest practicable date to submit this Agreement, the Merger and related matters for the consideration and approval of the Target Shareholders, which approval will be recommended by Target’s Board of Directors and management.  Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.  If Target determines that the Shareholder Meeting is not necessary, Target will obtain any necessary written consents from its shareholders, in compliance with the Delaware General Corporation Law and Target’s Certificate of Incorporation and Bylaws.

                              4.4.1     Prospectus/Proxy Statement.  Target will send to its shareholders in a timely manner, for the purpose of considering and voting upon the Merger at the Shareholders Meeting, or by written consent, the Notice Materials.  Target will promptly provide all information relating to its business or operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws.  Target shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it.

                    4.5     No Other Negotiations.  From the date hereof until the earliest to occur of the termination of this Agreement pursuant to Section 9 and the Effective Time, Target will not, nor will it authorize or permit any of its or its Subsidiaries’ officers, directors, employees, affiliates, attorneys, financial advisors or other agents or representatives to, directly or indirectly, solicit, initiate, seek, entertain, encourage, facilitate or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any other party regarding any acquisition of Target, any merger or consolidation with or involving such party, or any acquisition of any material portion of the stock or assets of Target, including any material license or acquisition of rights to Target’s intellectual property outside of the ordinary course of business (each, a “third party acquisition transaction”).  Target agrees that in no event will it accept or enter into any nondisclosure agreement, letter of intent, agreement or commitment concerning any third party acquisition transaction.  Notwithstanding the above, Target’s directors and its officers may provide to its shareholders information regarding unsolicited bona fide written offers made by a third party, in fulfillment of its respective fiduciary duties, provided, however, that Target will notify Acquirer in writing of any such unsolicited offers, specifying all of the material terms and conditions of such offer and the Person making such offer.  Target will notify Acquirer promptly, and in any event within three (3) business days, after receipt by Target (or any of its or its subsidiaries’ officers, directors, employees, affiliates, attorneys, financial advisors or other agents or representatives) hereafter of any proposal for, or inquiry respecting, any third party acquisition transaction or any request for information in connection with such a proposal or inquiry, or for access to the properties, books or records of it by any Person that informs or has informed it that it is considering making or has made such a proposal or inquiry.  Such notice will indicate in reasonable detail the identity of the Person making the proposal or inquiry and the terms and conditions of such proposal or inquiry.  Target will keep Acquirer promptly informed on an ongoing basis regarding the status of any such proposal or inquiry.

                    4.6     Regulatory Approvals.  Target will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required by Target or with respect to Target’s obligations hereunder, or which Acquirer may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement.  Target will use its best efforts to obtain all such authorizations, approvals and consents.

                    4.7     Necessary Consents.  Target will use its commercially reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Sections 2.5 and 4.4.1 to allow the consummation of the transactions contemplated hereby and to allow Acquirer to carry on Target’s business after the Closing Date.

                    4.8     Litigation.  Target will notify Acquirer in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or any Subsidiary, or known by it to be threatened against it or any Subsidiary.

                    4.9     Access to Information.  Until the Closing Date, Target will allow Acquirer and its agents reasonable access the files, books, records and offices of Target and each Subsidiary, including, without limitation, any and all information relating to Target’s taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition.  Target will cause its accountants to cooperate with Acquirer and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

                    4.10     Satisfaction of Conditions Precedent.  Target will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Target will use its commercially reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                    4.11     Dissenting Shares.  As promptly as practicable after the date of the Target Shareholders’ Meeting and prior to the Closing Date, Target shall furnish Acquirer with the name and address of each Dissenting Shareholder and the number of Dissenting Shares owned by such Dissenting Shareholder.

                    4.12     Employee Matters.  Prior to the Closing, Acquirer and Target shall mutually agree upon an integration plan relating to the Merger that shall include, among other things, provisions relating to compensation for the employees of Target set forth in Schedule 4.12 (the “Retained Employees”).  Target shall have each Retained Employee listed on Schedule 4.12 execute an offer letter with Acquirer in substantially the form attached hereto as Schedule 4.12 that shall become effective upon the Closing.

                    4.13     Employment Agreements for Certain Employees.  Prior to the Closing, Kevin Holt, Steve Henry, Bill Raby, Ted Lynch, Karen Musialowicz and Jim Raby will each enter into an Employment Agreement with Acquirer in substantially the forms attached hereto as Schedule 4.13 (a), (b), (c), (d), (e) and (f), respectively (each a “Key Employee Agreement”).  Each Key Employee Agreement will become effective upon the Closing.

                    4.14     Securities Law Matters.

                              4.14.1     Target will use all reasonable efforts to assist Acquirer, to the extent necessary, in complying with the securities laws of all applicable jurisdictions in connection with the Merger.  Without limiting the foregoing, Target covenants agrees to undertake any or all the following:

                              4.14.2     If so requested by Acquirer, Target will cause each holder of Target Stock specified by Acquirer to execute and deliver to Acquirer an investment representation letter in the form attached hereto as Schedule 4.14.2 (the “Investment Representation Letters”).

                              4.14.3     If so requested by Acquirer, Target shall deliver, along with the Notice Materials, an information statement including information regarding Target, the terms of the Merger and this Agreement, and the recommendation of the Board of Directors of Target in favor of the Merger, which information statement shall be subject to prior review and approval by Acquirer.

                              4.14.4     Each certificate representing Acquirer Capital Stock issued in the Merger may bear the following legend, or a similar legend, as determined by Acquirer:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                    4.15     Blue Sky Laws.  Target shall use its best efforts to assist Acquirer to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the Merger.

          5.     CERTAIN ACQUIRER COVENANTS

          During the period from the date of this Agreement until the Effective Time (unless otherwise noted herein), Acquirer covenants and agrees as follows:

                    5.1     Advice of Changes.  Acquirer will promptly advise Target in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Acquirer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse effect to Acquirer’s business, results of operations or financial condition.

                    5.2     Regulatory Approvals.  Acquirer will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement.  Acquirer will use its best efforts to obtain all such authorizations, approvals and consents.

                    5.3     Satisfaction of Conditions Precedent.  Acquirer will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and Acquirer will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                    5.4     Blue Sky Laws.  Acquirer shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

                    5.5     Certain Employee Benefits.  As soon as practicable after the execution of this Agreement, Target and Acquirer shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Target Employee Plans immediately prior to the Effective Time if appropriate) so as to provide benefits to Target employees generally equivalent in the aggregate to those provided to similarly situated employees of Acquirer.  In addition, Target agrees that it and its Subsidiaries shall terminate any and all severance, separation, retention and salary continuation plans, programs or arrangements (other than contractual agreements disclosed on the Schedule of Exceptions) prior to the Effective Time.  The Acquirer’s benefit arrangements and employee plans shall give full credit for each participant’s period of service with Target prior to the Effective Time for all purposes for which such service was recognized under Target’s benefit arrangements or employee plans prior to the Effective Time.

                    5.6     Employee Matters.  Prior to the Closing, Acquirer and Target shall mutually agree upon an integration plan relating to the Merger that shall include, among other things, provisions relating to compensation and other equity incentives for the Retained Employees.  Target shall have each Retained Employee execute an offer letter with the Acquirer in substantially the form attached hereto as Schedule 4.12 that shall become effective upon the Closing.

                    5.7     Employment Agreements for Certain Employees.  Prior to the Closing, Kevin Holt, Steve Henry, Bill Raby, Ted Lynch, Karen Musialowicz and Jim Raby will each enter into a Key Employee Agreement.

                    5.8     Board Representation.  Acquirer shall appoint Kevin Holt to Acquirer’s Board of Directors effective as of the date that is six (6) months after the Effective Time.

          6.     CLOSING MATTERS

                    6.1     The Closing.  Subject to termination of this Agreement as provided in Section 9 below, the Closing will take place at the offices of Acquirer located at 1 Anderson Road, Street 2, Suite 105 Bernardsville, NJ 07924, at 10:00 a.m., Eastern Standard Time on October 28, 2005, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as Target and Acquirer may mutually select (the “Closing Date”).  Concurrently with the Closing, the Certificate of Merger will be filed in the office of the Delaware and Nevada Secretaries of State.  The Certificate of Merger provides that the Merger shall become effective upon filing.

                    6.2     Exchange of Certificates.

                              6.2.1     As of the Effective Time, all shares of Target Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Acquirer the number of shares of Acquirer Common Stock determined as set forth in Section 1.1.1, subject to Section 1.2.

                              6.2.2     As soon as practicable after the Effective Time, each holder of shares of Target Stock that are not Dissenting Shares will surrender the certificate(s) for such shares (the “Target Certificates”), duly endorsed as requested by Acquirer, to Acquirer for cancellation.  Promptly after the Effective Time and receipt of such Target Certificates, Acquirer will issue to each tendering holder a certificate for the number of shares of Acquirer Stock to which such holder is entitled pursuant to Section 1.1.1 hereof, and distribute any cash payable under Section 1.2.

                              6.2.3     No dividends or distributions payable to holders of record of Acquirer Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered Target Certificate(s) until the holder of the Target Certificate(s) surrenders such Target Certificate(s).  Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Target Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Acquirer Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

                              6.2.4     All Acquirer Stock delivered upon the surrender of Target Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such Target Stock.  There will be no further registration of transfers on the stock transfer books of Target or its transfer agent of the Target Stock.  If, after the Effective Time, Target Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 6.2.

                              6.2.5     Until certificates representing Target Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Acquirer Stock into which the Target Stock will have been converted.

          7.     CONDITIONS TO OBLIGATIONS OF TARGET

          Target’s obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Target, but only in a writing signed by Target):

                   7.1     Accuracy of Representations and Warranties.  The representations and warranties of Acquirer set forth in Section 3 (as qualified by the Acquirer Schedule of Exceptions) shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and Target shall receive a certificate to such effect executed by Acquirer’s President and Chief Financial Officer.

                   7.2     Covenants.  Acquirer shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and Target shall receive a certificate to such effect signed by Acquirer’s President and Chief Financial Officer.

                    7.3     Absence of Material Adverse Effect.  There shall not have been, in the reasonable judgment of the Board of Directors of Target, any material adverse effect in the business or financial condition of Acquirer.

                    7.4     Compliance with Law.  There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                    7.5     Government Consents.  There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

                    7.6     Opinions of Acquirer’s Counsel.  Target shall have received from counsel to Acquirer opinions substantially in the forms attached hereto as Exhibit D.

                    7.7     Consents.  Target shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Schedule of Exceptions or reasonably deemed necessary by Target’s legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Target and for Target to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Target, except for such thereof as Acquirer and Target shall have agreed shall not be obtained, as contemplated by the Schedule of Exceptions.

                    7.8     No Litigation.  No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Acquirer.

                    7.9     Requisite Approvals.  The principal terms of this Agreement and the Certificate of Merger shall have been approved and adopted by Target Shareholders, as required by applicable law and Target’s Certificate of Incorporation and Bylaws, and by Target’s Board of Directors.

                    7.10     Key Employee Agreements.  Acquirer shall have executed a Key Employee Agreement from each of Kevin Holt, Steve Henry, Bill Raby, Tec Lynch, Karen Musialowicz and Jim Raby containing terms mutually acceptable to Acquirer and each of the affected employees.

                    7.11     Termination of Rights.  Any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights of any Target Shareholder shall have been terminated or waived as of the Closing.

                    7.12     Issuance of Class B Common Stock.  Prior to the Closing, Target shall have issued 291,000 shares of its Class B Common Stock, and the same shall be outstanding as of the Closing.

                    7.13     Satisfactory Form of Legal and Accounting Matters.  The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be acceptable to Acquirer’s counsel.

          8.     CONDITIONS TO OBLIGATIONS OF ACQUIRER

The obligations of Acquirer hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquirer, but only in a writing signed by Acquirer):

                    8.1     Accuracy of Representations and Warranties.  The representations and warranties of Target set forth in Section 2 (as qualified by the Target Schedule of Exceptions) shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and Acquirer shall receive a certificate to such effect executed by Target’s President and Chief Financial Officer.

                    8.2     Covenants.  Target shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing, and Acquirer shall receive a certificate to such effect signed by Target’s President and Chief Financial officer.

                    8.3     Absence of Material Adverse Effect.  There shall not have been, in the reasonable judgment of the Board of Directors of Acquirer, any material adverse effect in the business or financial condition of Target.

                    8.4     Compliance with Law.  There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                    8.5     Government Consents.  There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

                    8.6     Opinions of Target’s Counsel.  Acquirer shall have received from counsel to Target, opinions substantially in the forms attached hereto as Exhibit E.

                    8.7     Consents.  Acquirer shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Schedule of Exceptions or reasonably deemed necessary by Acquirer’s legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Target and for Acquirer to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Acquirer, except for such thereof as Acquirer and Target shall have agreed shall not be obtained, as contemplated by the Schedule of Exceptions.

                    8.8     No Litigation.  No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Target.

                    8.9     Requisite Approvals.  The principal terms of this Agreement and the Certificate of Merger shall have been approved and adopted by Target Shareholders, as required by applicable law and Target’s Certificate of Incorporation and Bylaws, and by Target’s Board of Directors.

                    8.10     Key Employee Agreements.  Acquirer shall have received an executed Key Employee Agreement from each of Kevin Holt, Steve Henry, Bill Raby, Tec Lynch, Karen Musialowicz and Jim Raby containing terms mutually acceptable to Acquirer and each of the affected employees.

                    8.11     Termination of Rights.  Any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights of any Target Shareholder shall have been terminated or waived as of the Closing.

                    8.12     Issuance of Class B Common Stock.  Prior to the Closing, Target shall have issued 291,000 shares of its Class B Common Stock, and the same shall be outstanding as of the Closing.

                    8.13     Satisfactory Form of Legal and Accounting Matters.  The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be acceptable to Acquirer’s counsel.

          9.     TERMINATION OF AGREEMENT

                    9.1     Prior to Closing.

                              9.1.1     This Agreement may be terminated at any time prior to the Closing by the mutual written consent of both parties hereto.

                              9.1.2     Unless otherwise agreed by the parties hereto, this Agreement will be terminated if all conditions to the Closing have not been satisfied or waived on or before November 29, 2005, provided, however, that the right to terminate this Agreement pursuant to this Section 9.1.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Section 7 or Section 8 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.

                              9.1.3     Either Acquirer or Target, by giving written notice to the other, may terminate this Agreement if, such party, in its sole discretion, is not satisfied with its due diligence review of the other party.

                              9.1.4     Either Acquirer or Target, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other governmental authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

                    9.2     At the Closing.  At the Closing, this Agreement may be terminated and abandoned:

                              9.2.1     By Acquirer if any of the conditions precedent to Acquirer’s obligations set forth in Section 8 above have not been fulfilled or waived at and as of the Closing; or

                              9.2.2     By Target if any of the conditions precedent to Target’s obligations set forth in Section 7 above have not been fulfilled or waived at and as of the Closing.

          Any termination of this Agreement under this Section 9 will be effective by the delivery of notice of the terminating party to the other party hereto.

                    9.3     No Liability.  Any termination of this Agreement pursuant to this Section 9 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Section 11.17 and in any separate Confidentiality or Nondisclosure Agreement between Target and Acquirer, which will survive termination of this Agreement; provided, however, that nothing herein will limit the obligation of Target and Acquirer to use their commercially reasonable best efforts to cause the Merger to be consummated, as set forth in Sections 4.10 and 5.3 hereof, respectively.  No breach of this Agreement shall result from the refusal or failure of any third party to consent to the transactions contemplated hereunder.

          10.     NO SURVIVAL OF REPRESENTATIONS

          No Survival of Representations.  All representations, warranties and covenants of Acquirer and Target (except those made under Section 11.17 hereof) contained in this Agreement will terminate and no longer be operative or have any effect as of the earlier of the termination of this Agreement under Section 9 and the Effective Time.

          11.     MISCELLANEOUS

                    11.1     Certain Definitions.  For purposes of this Agreement:

                              11.1.1     the term “material adverse effect” when used in connection with an entity means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such entity in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations, employees or prospects of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect solely results from (i) changes in general economic conditions or (ii) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner);

                              11.1.2     the term “knowledge” means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter after reasonable inquiry of (a) an individual, if used in reference to an individual or (b) with respect to any Person that is not an individual, the officers, directors and legal or financial personnel of such Person (and, with respect to Sections 2.11 and 3.12, the persons engaged in technology development activity for such Person) (the persons specified in clause (b) are collectively referred to herein as the “Entity Representatives”).  Any such individual or Entity Representative will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual or Entity Representative) in, or that have been in, the possession of such individual or Entity Representative, including his or her personal files, (b) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such Person that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual or Entity Representative in the customary performance of such duties and responsibilities, or (c) such knowledge could be obtained from reasonable inquiry of the persons employed by such Person charged with administrative or operational responsibility for such matters for such Person.

                    11.2     Governing Law.  The internal laws of the State of New Jersey (excluding its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto, except that matters of corporate law, as they apply to Target, shall be governed by the Delaware General Corporations Law, and as they apply to Acquirer, shall be governed by the laws of the State of Nevada.

                    11.3     Assignment; Binding Upon Successors and Assigns.  Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                    11.4     Severability.  If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                    11.5     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.  This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

                    11.6     Other Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                    11.7     Amendment and Waivers.  Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.  The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.  The Agreement may be amended by the parties hereto at any time before or after approval of the Target Stockholders and Acquirer Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Target Stockholders and Acquirer Stockholders without obtaining such further approval.

                    11.8     No Waiver.  The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                    11.9     Expenses.  Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however, that if the Merger is consummated Acquirer will pay within a commercially reasonable time the reasonable legal and accounting fees and expenses incurred by Target in this transaction, not to exceed in the aggregate $15,000.00.

                    11.10     Attorneys’ Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

                    11.11     Notices.  Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the following addresses:

(a)                If to Acquirer:

SoftNet Technology Corp.
1 Anderson Road, Street 2, Suite 105
Bernardsville, NJ 07924
Attention:  President

with a copy to:

Silicon Valley Law Group
25 Metro Drive, Ste. 600
San Jose, CA 95110
Attention: Ron Austin

(b)               If to Target:

Inspara, Inc.
11 Commerce Drive
Cranford, NJ 07016
Attention:  President

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 11.11.

                    11.12     Construction of Agreement.  This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.  A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth.  The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

                    11.13     No Joint Venture.  Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto.  No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party.  No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other.  No party will have any power or authority to bind or commit any other.  No party will hold itself out as having any authority or relationship in contravention of this Section.

                    11.14     Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                    11.15     Absence of Third Party Beneficiary Rights.  No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights or remedies of any kind in any client, customer, affiliate, shareholder, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties that are signatories to this Agreement.

                    11.16     Public Announcement.  Upon execution of this Agreement Acquirer and Target will issue a press release approved by both parties announcing the Merger.  Thereafter, Acquirer may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules.

                    11.17     Confidentiality.  Target and Acquirer each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations.  Accordingly, Acquirer and Target each agrees (a) to use its respective commercially reasonable best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions.  The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law.  If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

                    11.18     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW,

ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                    11.19     Dispute Resolution.

                              11.19.1     Dispute Resolution.  Any dispute hereunder (“Dispute”) shall be settled by arbitration at the offices of the American Arbitration Association located closest to Target’s principal business offices as of the date hereof, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA Rules”) then in effect.  However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules.  The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                              11.19.2     Compensation of Arbitrator.  Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties, but based upon reasonable hourly or daily consulting rates for the arbitrator as determined by the American Arbitration Association in the event the parties are not able to agree upon his or her rate of compensation.

                              11.19.3     Selection of Arbitrator.  The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with New Jersey contract law; provided, however, that such lawyers do not work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection.  If the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                              11.19.4     Payment of Costs.  Acquirer and Target, or the Target Shareholders after the Closing, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award.  The arbitrator will award to the prevailing party, as determined by the arbitrator under New Jersey law applicable to determining the prevailing party in litigation, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                              11.19.5     Burden of Proof.  For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                              11.19.6     Award.  Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.  Judgment upon the award rendered by the arbitrator may be entered in any court having subject matter jurisdiction thereof.

                              11.19.7     Terms of Arbitration.  The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                              11.19.8     Limited Specific Performance; Exclusive Remedy.  The parties hereto agree that, prior to the Effective Time, irreparable damage would occur if any of the material provisions of this Agreement were not performed materially in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or of the State of New Jersey having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity for such breaches or failures of performance arising before the Effective Time.  Except as specifically otherwise provided in this Agreement, after the Effective Time, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

                    11.20     Exchange of Exhibits.  The parties have agreed to exchange exhibits during the due diligence process since either party may terminate the Agreement if the due diligence and disclosures are not to its satisfaction.  The parties acknowledge that Target has previously disclosed that it and certain of its officers and directors are the focus of a Grand Jury investigation relating to Target’s financial affairs and sales of its securities which is being conducted by the United States Attorney's Office of the District of New Jersey.  There can be no assurance as to the outcome of the investigation and, accordingly, its impact.  Nothing herein shall prohibit Acquirer from conducting further due diligence investigations of the aforementioned investigation, or from terminating this Agreement in accordance with Section 9.1.3 above if Target is not satisfied with such investigations.

                    11.21     Entire Agreement.  This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other any separate Nondisclosure or Confidentiality Agreement between Target and Acquirer.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Acquirer”		“Target”
SoftNet Technology Corp.		Inspara, Inc.
By:	/s/ James M. Farinella	By:	/s/ Kevin Holt |
Its:	President & C.E.O.	Its	Chairman & C.E.O.

[SIGNATURE PAGE TO AGREEMENT AND
PLAN OF REORGANIZATION]

TABLE OF CONTENTS

Page

Exhibit Index:

Exhibit A:               Certificate of Merger
Exhibit B:                Schedule of Exceptions
Exhibit C:               Acquirer Schedule of Exceptions
Exhibit D:               Opinion of Acquirer’s legal counsel
Exhibit E:                Opinion of Target’s legal counsel

Schedules

Schedule 4.12:        Retained Employees
                              Form of Offer Letter

Schedule 4.13:        Key Employee Agreements
                              (a) Kevin Holt
                              (b) Steve Henry
                              (c) Bill Raby
                              (d) Ted Lynch
                              (e) Karen Musialowicz
                              (f) Jim Raby

Schedule 4.14.2     Form of Investment Representations Letter

Certificates:

Pursuant to 7.1 and 7.2, an Officer’s Certificate to be executed by both the President and Chief Financial Officer of Acquirer that certifies the satisfaction of Acquirer’s covenants in Section 5 prior to the Closing.

Pursuant to 8.1 and 8.2, an Officer’s Certificate to be executed by both the President and Chief Financial Officer of Target that (i) certifies the satisfaction of Target’s covenants in Section 4 and (ii) brings down Target’s Representations and Warranties to the Closing.